Exhibit 10.46

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of August 4, 2003 is entered into by and between MOLECULAR DIAGNOSTICS, Inc., a Delaware corporation (herein referred to as the "Company") and REDWOOD CONSULTANTS, LLC, a California Limited Liability Company (herein referred to as the "Consultant").

THIS AGREEMENT VOLUNTARILY REPLACES AND OVERIDES THE AGREEMENT EXECUTED ON JUNE 20, 2003 BY BOTH PARTIES COVERING THE SAME TIME PERIOD.

FURTHERMORE, THE COMPANY HAS THE RIGHT TO CANCEL THIS AGREEMENT AT ANY TIME FOR NON PERFORMANCE UPON 30 DAYS NOTICE TO THE CONSULTANT. CONSULTANT AGREES TO PRO-RATE AND AND RETURN SHARES ISSUED TO IT UNDER THIS AGREEMENT IF CONTRACT IS CANCELLED FOR NON PERFORMANCE.

                                    RECITALS

WHEREAS, Company is a publicly-held corporation with its common stock currently traded on the OTC BULLETIN BOARD MARKET (SYMBOL : MCDG)

WHEREAS, Company desires to continue to engage the services of Consultant to represent the company in investors' communications and public relations on a non-exclusive basis with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:



1. Term of Consultancy. Company hereby agrees to contract for the services of the Consultant to act in a consulting capacity to the Company and the Consultant hereby AGREES TO CONTINUE TO PROVIDE SERVICES TO THE COMPANY COMMENCING UPON MONDAY AUG. 4, 2003 AND ENDING ON AUG. 3, 2004.

2. The consultant agrees that although this agreement covers 12 months and that compensation (shares) are earned in essence on a month to month basis wherein 900,000 of restricted 144 shares as full compensation represent 12 months of service.

3. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services during the term specified in Section 1.:

      (a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans and strategy to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

      (b) Introduce the Company to the financial community;

      (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

      (d) Assist and consult the Company with respect to its (i) relations  with
stockholders,   (ii)  relations  with  brokers,   dealers,  analysts  and  other
investment professionals, and (iii) financial public relations generally;

      (e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public;
consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications;

      (f) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

      (g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;


SPECIFIC OBJECTIVES:

            1. IDENTIFY IN CONJUNCTION WITH AND ON BEHALF OF THE COMPANY AT LEAST TWO ( 2 ) MID LEVEL INVESTMENT BANKING OPPORTUNITIES APPROVED BY THE COMPANY WITHIN FOUR ( 4 ) MONTHS OF THIS AGREEMENT
            2. OBTAIN TWO ( 2 ) INSTITUTIONAL MARKET MAKERS WITHIN THREE ( 3 ) MONTHS
            3. BRING IN NO LESS THAN $ 250,000 IN PRIVATE PLACEMENT FUNDING OVER NEXT ( 3 ) THREE MONTHS

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with Redwood Consultants, LLC ("RWC"), a corporation and not any individual member of RWC.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate RWC as follows:

      4.1 For undertaking this engagement and for other good and valuable consideration the Company shall issue 900,000 shares restricted 144 shares which covers the period of 12 months successful services as described herein. These shares constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer unless this agreement is terminated by the company. Such shares of common stock are payable at the time after the commencement period (Aug. 4, 2003), however the consultant is aware and is informed that the Company does not have sufficient shares authorized and outstanding, and Consultant understands that shares will BE ISSUED AND DELIVERED TO CONSULTANT WITHIN 10 DAYS AFTER THE AUTHORIZED SHARE COUNT HAS BEEN INCREASED AT THE NEXT ANNUAL SHAREHOLDERS MEETING. COMPANY WARRANTS THAT SHOULD SHAREHOLDERS NOT APPROVE THE INCREASE IN THE AUTHORIZED
SHARE COUNT, COMPANY WILL ISSUE TO CONSULTANT AN EQUIVALENT, SUCH AS A CONVERTIBLE PREFERRED STOCK, OR CONVERTIBLE PROMISSORY NOTE WITH SIMILAR TERMS/ EQUIVALENT TO 900,000 SHARES. CONSULTANT IS AWARE THAT A RESTRUCTURING OF THE COMPANY AND THE COMPANY REQUIRING SHAREHOLDER APPROVAL OF AN INCREASE IN AUTHORIZED SHARES NEEDS TO BE COMPLETED FOR SUCH SHARES TO BE SUBSEQUENTLY REGISTERED. Further, if and in the event the Company is acquired in whole or in part, during the term of this agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the 900,000 shares of Common stock paid to it hereunder. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the 900,000 shares.

      It is further understood by the consultant that should the company terminate this agreement that only shares earned (period consultant services were rendered) shall be retained and the remaining shares shall be returned to the company.


4.2 The shares issued pursuant to this agreement shall be issued in the names of REDWOOD CONSULTANTS , LLC. TAX ID # 68-047-3637

      4.3 Additionally, for a period of two years after the effective date hereof, should the Company make any public offering of its securities pursuant to an effective registration statement under the Securities Acts of 1933 or 1934, as amended, Consultant shall be entitled, and the Company agrees, to include in such registration any or all of the common stock given to Consultant by the Company as consideration hereunder [commonly referred to as "Piggyback Registration Rights"]. Such piggyback registration rights, include, at Consultant's option, registration on Form S-1. All such registration rights shall be subject to customary market stand-off and underwriter cutback provisions.

      4.4 With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares"), Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares are subject to the agreement and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. THIS CERTIFICATE IS EXPECTED TO BE ISSUED AND DELIVERED WITHIN 10 DAYS OF THE OCCURENCE OF THE COMPANY'S ANNUAL SHAREHOLDERS MEETING VOTE ALLOWING AN INCREASE IN THE AUTHORIZED SHARE COUNT TO PERMIT SHARE ISSUANCE TO CONSULTANT.

      4.5 Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares") may not been registered under the Securities Act of 1933, and accordingly may be "restricted securities" within the meaning of Rule 144 of the Act. If such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act.


      4.6 In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

      (a) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

      (b) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5. Financing "Finder's Fee". It is understood that in the event Consultant introduces Company, or its nominees, to a lender or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 10% of total gross funding provided by such lender or equity purchaser, such fee to be payable as follows:

-----------------------------------------------------------------------------------------------------------
      IF FUNDING OCCURS WITHIN.......               CASH                      EQUITY AT .15/SHARE
-----------------------------------------------------------------------------------------------------------
       30 days of this agreement                     7%                               3%
-----------------------------------------------------------------------------------------------------------
      30-60 days of this agreement                   5%                               5%
-----------------------------------------------------------------------------------------------------------
       >60 days of this agreement                    5%                               3%
-----------------------------------------------------------------------------------------------------------

Should consultant bring in a third party that is subject to a fee for the same funds the consultant fee such fee shall be split (1/2) to third party and company shall negotiate directly with the third party any additional fee prior to an investment being made. It is specifically understood that Consultant is not and does not hold itself out be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates. Any obligation to pay a "Finder's Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company.

      5.1 It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition.

However, Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

      5.2 Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition is closed (funds received) such compensation to be transferred by Company to Consultant within seven (7) business days of the execution of the financing of acquisition closing document.

Payment of said compensation, shall be a condition precedent to the closing of such financing or acquisition, and Company shall execute any and all documents necessary to effect said compensation.

      5.3 Consultant will notify Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within approximately 3 days of introduction) via facsimile memo. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately within twenty-four (24) hours of Consultant's facsimile to Company of such circumstance via facsimile memo.


6. Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to ant entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

7. Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (TRAVEL REQUIRED BY/OR SPECIFICALLY REQUESTED BY THE COMPANY, LUNCHEONS OR DINNERS TO LARGE GROUPS OF INVESTMENT PROFESSIONALS, MASS FAXING TO A SIZABLE PERCENTAGE OF THE COMPANY'S CONSTITUENTS, INVESTOR CONFERENCE CALLS, PRINT ADVERTISEMENTS IN PUBLICATIONS, ETC.) COMPANY AGREES TO PREPARE AND DELIVER TO CONSULTANT 250 INVESTOR PACKAGES.

8. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Company's communication or dissemination of any said information, documents or materials provided.

The Consultant will protect, indemnify and hold harmless the Company against any claims or litigation including any damages, liability, cost and t 6 0 reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding information provided by the Company to the Consultant.

9. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

11. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company or the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14 .Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

----------------------------------------------------------------------
To the Company:                    To the Consultant:
Molecular Diagnostics, Inc.        Redwood Consultants, LLC
Peter Gombrich, CEO                Jens Dalsgaard, Managing Director
414 North Orleans Street           366 Bel Marin Keys Blvd.
Suite 800                          Bel Marin Keys, CA. 94949
Chicago, IL 60610

----------------------------------------------------------------------

      It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that Marin County, CA. will be the venue of any dispute and will have jurisdiction over all parties.

Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein.

Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

" Molecular Diagnostics, Inc. "


Date:                               By: ___________________________________

                                    Peter Gombrich, Chief Executive Officer


"Consultant"                        REDWOOD CONSULTANTS, LLC


 Date:                              By:____________________________________
                                       Jens Dalsgaard, Managing Director